UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Fox Chase Bancorp, Inc.
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April 20, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Fox Chase Bancorp, Inc.  The meeting will be held at the office of Fox Chase Bank located at 510 East Township Line Road, Suite 200, Blue Bell, Pennsylvania on Thursday, May 24, 2012 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and are included in the accompanying proxy statement.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Thomas M. Petro
Thomas M. Petro
President and Chief Executive Officer

4390 Davisville Road

Hatboro, Pennsylvania 19040

(215) 682-7400

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Thursday, May 24, 2012

PLACE	Fox Chase Bank
510 East Township Line Road, Suite 200
Blue Bell, Pennsylvania 19422

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years;

(2) To ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3) To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 6, 2012.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ Jerry D. Holbrook
Jerry D. Holbrook
Corporate Secretary

Hatboro, Pennsylvania

April 20, 2012

Fox Chase Bancorp, Inc.

Proxy Statement

FOX CHASE BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Fox Chase Bancorp, Inc. for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Fox Chase Bancorp, Inc. as “Fox Chase Bancorp,” the “Company,” “we,” “our” or “us.”

Fox Chase Bancorp is the holding company for Fox Chase Bank.  In this proxy statement, we may also refer to Fox Chase Bank as the “Bank.”

We are holding the 2012 annual meeting at the office of Fox Chase Bank located at 510 East Township Line Road, Suite 200, Blue Bell, Pennsylvania on Thursday, May 24, 2012 at 9:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 20, 2012.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2012

This proxy statement and the Company’s 2011 annual report to stockholders are available at http://www.cfpproxy.com/6852.  The Company’s 2011 annual report to stockholders and the Company’s financial statements, each as filed with the Securities and Exchange Commission.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Fox Chase Bancorp common stock that you owned as of April 6, 2012.  As of the close of business on April 6, 2012, a total of 12,753,943 shares of Fox Chase Bancorp common stock were outstanding.

The Company’s articles of incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Fox Chase Bancorp in one of the following ways:

•                  Directly in your name as the stockholder of record;

•                  Indirectly through a broker, bank or other holder of record in “street name”; or

•                  Indirectly in the Fox Chase Bancorp Stock Fund in our 401(k) Plan, the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”), the trust that holds restricted stock awards under either the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”) or the Fox Chase Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) or through the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan (the “Long-Term Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Fox Chase Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

For information on your voting rights as a participant under the Bank and Company benefit plans, see “—Participants in the ESOP, 401(k) Plan, 2007 Equity Incentive Plan, 2011 Equity Incentive Plan or Long-Term Incentive Plan.”

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if a majority of the issued and outstanding shares of common stock entitled to vote is represented at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

Vote Required for Proposals.  In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes withheld and broker non-votes will have no effect on the vote for the election of directors.

In voting on the appointment of KPMG LLP as the Company’s independent registered public accounting firm or the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of each proposal, against each proposal or abstain from voting.  To be approved, each matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Abstentions and broker non-votes will have no effect on the vote.  The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1) or on the advisory votes regarding the compensation of our named executive officers (Item 3).  Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory votes regarding the compensation of our named executive officers, no votes will be cast  on these matters on your behalf.  These are referred to as broker non-votes.  Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2).

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•                  “FOR” each of the nominees for director;

•                  “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

•                  “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone.  The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly.  Specific instructions for Internet and telephone voting are set forth on the enclosed proxy card.  The deadline for voting via the Internet or by telephone is 3:00 a.m., Eastern time, on Thursday, May 24, 2012.

Participants in the ESOP, 401(k) Plan, 2007 Equity Incentive Plan, 2011 Equity Incentive Plan or Long-Term Incentive Plan

If you participate in the ESOP, the 2007 Equity Incentive Plan, the 2011 Equity Incentive Plan or the Long-Term Incentive Plan, or if you invest in Company common stock through the Fox Chase Bancorp Stock Fund in our 401(k) Plan, you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the respective plans.  Under the terms of the ESOP, all allocated shares of Fox Chase Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants.  All unallocated shares of Company common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions from other ESOP participants, subject to the exercise of its fiduciary duties.  Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares in the Fox Chase Bancorp Stock Fund credited to his or her account.  The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other 401(k) Plan participants.  Under the 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan, participants may direct the trustee how to vote their unvested restricted stock awards.  The trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by Fox Chase Bancorp.  Under the Long-Term Incentive Plan, participants may direct the trustee how to vote the shares credited to their account.  The trustee will vote all shares held in the trust for which it does not receive timely instructions as directed as by Fox Chase Bancorp.  The deadline for returning your voting instructions is May 15, 2012.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors consists of eight members, all of whom are independent under the listing requirements of the Nasdaq Stock Market, except for Thomas M. Petro, who is President and Chief Executive Officer of the Company and the Bank.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors of the Company believes that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to focus on his responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Richard M. Eisenstaedt serves as Chairman of the Board of the Company. Mr. Eisenstaedt is independent under the listing requirements of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

In addition, the Board of Directors of the Company maintains a Risk Management Committee that reviews and manages the Company’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit, liquidity, operational, strategic and reputational risks.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy, which includes: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members at April 6, 2012. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, except for Mr. Petro, who sits on the Executive and Risk Management Committees. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all five committees are available in the Governance Documents portion of the Investor Relations section of our website (www.foxchasebank.com).

Director	Audit Committee		Compensation Committee		Executive Committee		Nominating and Governance Committee		Risk Management Committee
Roger H. Ballou	X		X	*	X
Richard E. Bauer	X		X						X
Todd S. Benning	X	*	X		X
Richard M. Eisenstaedt					X	*	X	*	X
Anthony A. Nichols, Sr.	X				X				X	*
Thomas M. Petro					X				X
RoseAnn B. Rosenthal			X				X
Peter A. Sears			X				X		X

Number of Meetings in 2011	10		7		6		3		13

*  Denotes Chairperson

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee that assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Todd S. Benning as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  Mr. Benning is independent under the listing requirements of the Nasdaq Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s senior management and conducts the performance review of the Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of the Chief Executive Officer are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions. See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Consistent with applicable Securities and Exchange Commission disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee assessed the Company’s executive and broad-based compensation and benefits to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Executive Committee

The Executive Committee discusses matters that require attention between regularly scheduled Board meetings and exercises the authority and power of the Board as permitted by law.  The Executive Committee also reviews the overall strategic decisions of the Company and analyzes capital management plans, including the use of stock repurchases and payment of dividends, and any available strategic opportunities including potential business combinations, equity investments, branch negotiations or proposed debt or equity investments.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (2) recommending to the Board the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (4) leading the Board in its annual review of the Board’s performance; and (5) recommending director nominees for each committee.

Minimum Qualifications. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the following criteria in selecting nominees:

•                   Contributions to the range of talent, skill and expertise for the Board;

•                   Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and the ability to read and understand financial statements;

•                   Familiarity with the Company’s market area and participation in and ties to local business and local civic, charitable and religious organizations;

•                   Personal and professional integrity, honesty and reputation;

•                   The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•                   The ability to devote sufficient time and energy to the performance of his or her duties; and

•                   Independence under applicable Securities and Exchange Commission and listing definitions.

The Committee also will consider any other factors the Nominating and Governance Committee deems relevant, including diversity, size of the Board of Directors and regulatory disclosure obligations. The Board will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

To identify nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating and Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders. It is the policy of the Nominating and Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.                        The name of the person recommended as a director candidate;

2.                        All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.                        The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                        As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.                        A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Risk Management Committee

The Risk Management Committee reviews and oversees the Company’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk.

Directors’ Compensation

The following table provides information regarding the compensation received by individuals who served as non-employee directors of the Company during the year ended December 31, 2011. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Roger H. Ballou	$60,375	$30,975	$20,280	$153	$111,783
Richard E. Bauer	58,000	30,975	20,280	153	109,408
Todd S. Benning	63,000	30,975	20,280	153	114,408
Richard M. Eisenstaedt	69,000	30,975	20,280	153	120,408
Anthony A. Nichols, Sr.	60,000	30,975	20,280	153	111,408
RoseAnn B. Rosenthal	32,500	30,975	20,280	25	83,780
Peter A. Sears	51,000	34,589	—	153	85,742

(1)           Reflects the aggregate grant date fair value of the granting of 2,500 shares of restricted stock (2,730 shares for Mr. Sears) computed in accordance with FASB ASC Topic 718, based on a per share value of $12.39 ($12.67 for Mr. Sears), which represented the Company’s stock price on the date of grant.  At December 31, 2011, the aggregate number of unvested restricted stock award shares held in trust was 2,730 for Mr. Sears and 5,066 for each of Messrs. Ballou, Bauer, Benning, Eisenstaedt, Nichols and Rosenthal.

(2)           Reflects the aggregate grant date fair value for outstanding stock option awards granted, computed in accordance with FASB ASC Topic 718, based on a value of $3.38 per option. For information on the assumptions used to compute the fair value, see note 9 to the consolidated financial statements. The actual value, if any, realized from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized may not be at or near the value estimated above.  Each director (except for Mr. Sears who held 20,529 stock options) held 31,661 stock options at December 31, 2011.

(3)           Represents dividends paid on shares of restricted stock that vested during the year ended December 31, 2011.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our Board of Directors during 2011.

Annual Retainer	$20,000
Annual Retainer for Chairman of Board	15,000
Annual Retainer for Audit Committee Chair	10,000
Annual Retainer for Compensation Committee Chair	7,500
Annual Retainer for Nominating and Governance Committee Chair	4,000
Annual Retainer for Risk Management Chair	4,000
Fee per Board Meeting Attended	1,500
Fee per Committee Meeting Attended	1,000

Board and Committee Meetings

During 2011, the Board of Directors of the Company and the Board of Directors of the Bank each held six meetings. No director attended fewer than 75% of the aggregate total meetings of the respective Board of Directors and the committees on which such director served during 2011.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at the annual meeting of stockholders, all directors are encouraged to attend.  All but one of the directors of the Company attended the 2011 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

AUDIT-RELATED MATTERS

Report of the Audit Committee

Fox Chase Bancorp’s management is responsible for Fox Chase Bancorp’s internal controls and financial reporting process. Fox Chase Bancorp’s independent registered public accounting firm is responsible for performing an independent audit of Fox Chase Bancorp’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of Fox Chase Bancorp’s internal control over financial reporting. The Audit Committee oversees Fox Chase Bancorp’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Fox Chase Bancorp’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from Fox Chase Bancorp and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with Fox Chase Bancorp’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Fox Chase Bancorp’s internal controls, and the overall quality of Fox Chase Bancorp’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Fox Chase Bancorp’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Fox Chase Bancorp’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Fox Chase Bancorp’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Fox Chase Bancorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that Fox Chase Bancorp’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Fox Chase Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of Fox Chase Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee of the Board of Directors of

Fox Chase Bancorp, Inc.

Todd S. Benning, Chairman

Roger H. Ballou

Richard E. Bauer

Anthony A. Nichols, Sr.

Audit Fees

The following table sets forth the fees billed to Fox Chase Bancorp for the years ended December 31, 2011 and 2010 by KPMG LLP.

	2011	2010
Audit Fees (1)	$380,000	$360,000
Audit Related Fees (2)	2,000	357,000
Tax Fees (3)	51,000	42,000
All Other Fees	—	—

(1)                   Includes professional services rendered for the audit of Fox Chase Bancorp’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)                   Represents purchase from accountants of online research accounting tool in 2011 and professional services rendered as part of the Company’s mutual-to-stock conversion completed on June 29, 2010.

(3)                   Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to Fox Chase Bancorp that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During 2011 and 2010, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of April 6, 2012 about the persons known to Fox Chase Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
Wellington Management Company, LLP (2) 280 Congress Street Boston, Massachusetts 02210	982,188	7.70%

Fox Chase Bank Employee Stock Ownership Plan (3) 4390 Davisville Road Hatboro, Pennsylvania 19040	931,545	7.30%

Castine Capital Management, LLC (4) One International Place, Suite 2401 Boston, Massachusetts 02110	876,883	6.88%

(1)                   Based on 12,753,943 shares of Fox Chase Bancorp’s common stock outstanding and entitled to vote as of April 6, 2012.

(2)                   Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012.

(3)                   Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2012.

(4)                   Based on a Schedule 13G filed with the Securities and Exchange Commission on March 16, 2012.

The following table provides information about the shares of Fox Chase Bancorp common stock that may be considered to be owned by each director of Fox Chase Bancorp, each executive officer named in the summary compensation table and by all directors and executive officers of Fox Chase Bancorp as a group as of April 6, 2012.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 7.74% of our common stock as of April 6, 2012. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Messrs. Petro and Holbrook, who owned 1.92% and 1.43%, respectively.

Name	Number of Shares Owned (1)	Number of Shares That May be Acquired Within 60 Days by Exercising Options	Total
Directors:
Roger H. Ballou	39,338	20,529	59,867
Richard E. Bauer	20,842	20,529	41,371
Todd S. Benning	39,423	20,529	59,952
Richard M. Eisenstaedt	29,529	20,529	50,058
Anthony A. Nichols, Sr.	19,965	20,529	40,494
Thomas M. Petro	129,292	118,447	247,739
RoseAnn B. Rosenthal	11,315	20,559	31,874
Peter A. Sears	26,361	20,559	46,920

Named Executive Officers Who Are Not Also Directors:
Roger S. Deacon	83,079	31,315	114,394
Michael S. Fitzgerald	41,527	—	41,527
Jerry D. Holbrook	115,554	69,590	185,144
Keiron G. Lynch	32,516	31,257	63,773

All Executive Officers and Directors as a Group (15 persons)	617,195	401,169	1,018,364

(1)   This column includes the following:

	Shares of Unvested Restricted Stock and Performance Awards Held in Trust Under Equity Incentive Plans	Shares Held Under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan	Shares Allocated Under the Fox Chase Bank Employee Stock Ownership Plan
Mr. Ballou	5,066	—	—
Mr. Bauer	5,066	—	—
Mr. Benning	5,066	—	—
Mr. Eisenstaedt	5,066	—	—
Mr. Nichols.	5,066	—	—
Mr. Petro	18,784	16,585	9,667
Ms. Rosenthal	5,066	—	—
Mr. Sears	2,730	—	—
Mr. Deacon	8,337	—	6,109
Mr. Holbrook	11,691	12,439	9,435
Mr. Fitzgerald	18,582	—	3,845
Mr. Lynch	4,281	6,213	7,672

(2)                   Includes 817 shares owned by Cymry Limited Partnership I.

(3)                   Includes 7,189 shares held by Mr. Holbrook’s spouse and 11,528 shares held in trust for Mr. Holbrook’s children.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors consists of eight members.  Peter A. Sears’ term as a director will expire at the annual meeting, at which point the board of directors will be reduced to seven members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  The Board of Directors’ nominees for election this year, to serve for three-year terms or until their respective successors have been elected and qualified, are Roger H. Ballou and Richard E. Bauer.  Each of the nominees are currently directors of Fox Chase Bancorp and Fox Chase Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees.  If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of each nominee.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated for each individual is as of December 31, 2011.  The indicated period of service as a director includes the period of service as a director of Fox Chase Bank.

Board Nominees for Terms Ending in 2015

Roger H. Ballou served until January 2011 as the President and Chief Executive Officer and a director of CDI Corporation (NYSE: CDI), a company that offers engineering, information technology and professional staffing solutions. Before joining CDI, Mr. Ballou served as Chairman and Chief Executive Officer of Global Vacation Group and as a senior advisor to Thayer Capital Partners. Previously, he was President and Chief Operating Officer of Alamo Rent-a-Car. Before joining Alamo, for more than 16 years, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou is a director of Alliance Data Systems (NYSE: ADS). Mr. Ballou received a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from the Dartmouth College’s Amos Tuck School. Age 60. Director since 2005.

As a former President and Chief Executive Officer of a corporation listed on the New York Stock Exchange, Mr. Ballou provides the Board with extensive public company oversight and leadership experience. In addition, Mr. Ballou offers the Board of Directors significant business and management level experience including experience in the financial services industry.

Richard E. Bauer is a recently retired Board member and Senior Vice President of Columbian Financial Group of Binghamton, New York, a nationwide provider of life insurance products. Mr. Bauer previously served as Chairman and Chief Executive Officer of The Philanthropic Insurance Companies before its 2006 merger with Columbian Financial Group. Mr. Bauer has also served as an executive officer of several banking institutions, most notably PNC Bank. He is currently a Board member of Waverly Heights, a five-star continuing care retirement community located in Gladwyne, Pennsylvania.  Mr. Bauer graduated from Muhlenberg College with a B.A. in Psychology. He is a graduate of the Stonier

Graduate School of Banking and the Harvard Graduate School of Business Advanced Management Program. Age 68. Director since 2005.

Mr. Bauer’s insurance background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by Fox Chase Bancorp. He also is a strong advocate of Fox Chase Bancorp through his civic and community involvement.

Directors with Terms Ending in 2013

Richard M. Eisenstaedt is a retired executive who served as the President of The Eastern University Foundation and General Counsel for Eastern University from July 2004 through December 2010.  Before joining Eastern University, Mr. Eisenstaedt retired as Vice President, General Counsel and Corporate Secretary for Triumph Group, Inc. (NYSE: TGI), an aerospace service and manufacturing company. Previously, he was General Counsel for Unisource Worldwide, Inc., a subsidiary of Alco Standard Corporation, and the largest independent paper merchant in the United States. Mr. Eisenstaedt graduated from Albany Law School and received a B.S. in Civil Engineering from Lehigh University. Age 66. Director since 2005.

As an attorney who advised a New York Stock Exchange-listed corporation, Mr. Eisenstaedt effectively provides the Board with the leadership necessary to assess governance and issues facing a public company. He also demonstrates a strong commitment to Fox Chase Bancorp’s local community through his ongoing corporate, professional, personal and civic associations.

Anthony A. Nichols, Sr. is Chairman Emeritus and Trustee of Brandywine Realty Trust (NYSE: BDN).  Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer before its merger with Brandywine Realty Trust. Previously, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors. Mr. Nichols is a graduate of St. Joseph’s University. Age 72. Director since 2005.

Mr. Nichols’ background provides the Board of Directors with critical experience in certain real estate matters, which are essential to the business of Fox Chase Bancorp. He also is a strong advocate of Fox Chase Bancorp through his extensive civic and community involvement.

Directors with Terms Ending in 2014

Todd S. Benning is a founding stockholder of Dunlap & Associates, PC, a full-service certified public accounting firm located in Chalfont, Pennsylvania. He serves as the firm’s Director of Taxation and has over twenty-five years of experience in public accounting. Mr. Benning earned a Master of Taxation degree from Villanova University and is a graduate of Geneva College where he earned degrees in Accounting and Business Administration. Age 51. Director since 2005.

As a founding stockholder of a certified public accounting firm, Mr. Benning provides the Board of Directors with critical experience regarding accounting matters and small company management and as a financial expert. He works extensively with companies within the region in which Fox Chase Bancorp conducts its business.

Thomas M. Petro has been President and Chief Executive Officer of Fox Chase Bank since June 2005. Before joining Fox Chase Bank, Mr. Petro led the turnaround, as President and Chief Executive Officer, of Northeast Pennsylvania Financial Corp. and its principal subsidiary, First Federal Bank in

Hazelton, Pennsylvania. Before joining First Federal Bank, Mr. Petro was a principal with S.R. Snodgrass, LLC. Mr. Petro also served as Executive Vice President of the Bryn Mawr Trust Company, President of the Bryn Mawr Brokerage Company and Chairman of Bryn Mawr Asset Management. He began his banking career with Mellon Bank in Pittsburgh, Pennsylvania. Mr. Petro is a Trustee of Eastern University, St. David’s, Pennsylvania, and serves as the Chairman of the Audit Committee of the Board of Trustees. Mr. Petro is a graduate of Point Park College in Pittsburgh, Pennsylvania and holds both a B.S. Business Management and an A.S. Banking. Age 53. Director since 2005.

Mr. Petro’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Fox Chase Bank serves provides the Board valuable insight regarding the business and operation of Fox Chase Bank. Mr. Petro’s knowledge of all aspects of Fox Chase Bancorp’s and Fox Chase Bank’s business, combined with his strategic vision, position him well to serve as our President and Chief Executive Officer.

RoseAnn B. Rosenthal is President, Chief Executive Officer and a Director of Ben Franklin Technology Partners of Southeastern Pennsylvania, which invests and provides commercialization and business development services to technology firms and start-up companies. Ms. Rosenthal has forty-two years of experience in business investment, regional planning and economic development. Before joining Ben Franklin Technology Partners, Ms. Rosenthal was Senior Vice President for Strategic Development at Philadelphia Industrial Development Corporation. Ms. Rosenthal received a B.A. from Temple University and in 2007, was awarded an Honorary Ph.D. in Humane Letters from Philadelphia University.  She serves as an appointed member of the National Advisory Council for Innovation and Entrepreneurship and the Economic Advisory Council for the Federal Reserve Bank of Philadelphia, as well as on several regional non-profit boards and commissions.  Age 61. Director since 2008.

Ms. Rosenthal’s extensive experience with start-up companies and technology firms offers the Board of Directors substantial small company management experience, specifically within the region in which Fox Chase Bancorp conducts its business. Her involvement in local and governmental organizations has allowed Ms. Rosenthal to develop strong ties to the business community.

Item 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be Fox Chase Bancorp’s independent auditors for the 2012 fiscal year, subject to ratification by stockholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so. If the ratification of the appointment of the independent auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee will consider other independent auditors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of independent auditors.

Item 3 — Advisory Vote on Executive Compensation

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders.  At our 2011 annual meeting, our stockholders overwhelmingly approved the proposal, with 80.7% of the votes cast voting in favor of the proposal. We also asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the 2011 voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder “say-on-pay” vote annually. Accordingly, this year we are again providing stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2012 proxy statement is hereby approved.”

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our goal is to drive sustainable increases in the value of the Company and the Bank by profitably serving an expanding base of satisfied clients. Our competitive advantage is the caliber of our people. It is people who deliver exceptional care to our clients and dynamically align business processes to deliver what clients care about most. Our people-driven strategy demands that we attract, develop and retain a highly competent team while aligning compensation with business results.

We believe our executive compensation program has been highly effective in aligning the interests of our executives with our stockholders over both the short- and long-term time horizon. Our executive officers receive base compensation that is competitive with their peers and reflects their considerable experience and are also provided with the opportunity to receive cash and equity incentive awards that reflect the achievement of specific corporate and strategic goals.  We balance this opportunity by selecting metrics that measure our performance relative to our peers in both financial results and operational effectiveness. We believe the success of our executive compensation program is evident in our performance. The Company has relied on the strength of our executive management team to manage a difficult economic environment.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular disclosure that follow it.  The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policy and processes, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Fox Chase Bancorp, Inc.

Roger H. Ballou, Chairman

Richard E. Bauer

Todd S. Benning

Peter A. Sears

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs, as well as the compensation determinations and the rationale for those determinations relating to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Payments Officer and Chief Lending Officer (collectively referred to in this proxy statement as our “named executive officers”).

This discussion should be read together with the compensation tables for our named executive officers located in this proxy statement following this discussion.

Executive Summary

Business Highlights

Notwithstanding the continued challenging environment we faced in 2011, we made significant strides in our strategy of transitioning Fox Chase Bancorp from a traditional thrift to a commercial bank, including:

•                                          Increasing earnings as net income was $4.8 million, or $0.36 per diluted share, for 2011, which represented a 74% increase compared to net income of $2.7 million, or $0.20 per share, for 2010;

•                                          Improving asset quality as nonperforming assets decreased to $23.4 million, or 2.30% of total assets, at December 31, 2011 from $25.7 million, or 2.49% of total assets, at September 30, 2011 and $29.8 million, or 2.72% of total assets, at December 31, 2010.  Also, delinquent loans decreased to $1.9 million at December 31, 2011 compared to $4.5 million at September 30, 2011 and $5.1 million at December 31, 2010;

•                                          Continuing to operate more efficiently as the efficiency ratio decreased to 63.1%  for 2011 from 71.1%  for 2010; and

•                                          Increasing commercial loan growth as the multi-family and commercial real estate portfolio and the commercial and industrial portfolio increased $63.8 million and $27.2 million, respectively, in 2011.

Compensation Actions for 2011

In light of the Company’s financial performance and management’s role in accomplishing certain corporate objectives, the Compensation Committee took the following actions in January 2012 with respect to the compensation and benefits programs for our named executive officers:

•                                          The Compensation Committee considered the responsibility, experience, contributions and performance of each named executive officer, their value in the market place and their role in our future success and determined that, with the exception of our Chief Lending Officer, there would be no adjustment in base salaries for our named executive officers in 2012.  In connection with a review of our Chief Lending Officer’s performance, the Compensation Committee increased his base salary to $187,000 effective March 1, 2012.  This 3.89% adjustment makes his base pay and that of our other named executive officers commensurate with the median salaries paid to similarly situated executives in our peer group.  See “Peer Group” for a list of the financial institutions that make up our peer group.

•                                          As a result of our overall improvement in our key performance metrics and certain individual accomplishments, our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Lending Officer each earned a cash incentive under our 2011 Executive Incentive Compensation Plan.  See “Executive Compensation—2011 Executive Incentive Compensation Plan” for information on Company and individual performance measures and “Executive Compensation—Summary Compensation Table” for the actual 2011 plan payouts.  Our Chief Payments Officer did not participate in the 2011 Executive Incentive Compensation Plan.

•                                          In November 2011, the Compensation Committee amended and restated the employment agreements for our named executive officers to change the single trigger payout under the agreement in the event of a change in control to a double trigger payout.

•                                          In support of our long-term incentive philosophy, the Compensation Committee awarded our named executive officers stock option grants, restricted stock awards and performance awards under the 2011 Equity Incentive Plan. The 2011 stock option grants and restricted stock awards certain time-based vesting and the performance awards are conditioned upon the achievement of specific Company performance measures.  See “Long-term Equity-Based Incentives” for the terms and conditions of the 2011 equity awards.

•                                          To insure that our compensation practices and arrangements do not encourage excessive risk taking, the Company adopted a Sound Incentive Compensation Policy in April 2011.  The policy applies to our named executive officers and certain other employees of the Company who participate in our incentive compensation arrangements.

Our Philosophy on Executive Compensation

Our goal is to drive sustainable increases in the value of Fox Chase Bancorp by profitably serving an expanding base of satisfied clients. Our competitive advantage is the caliber of our people. It is people who deliver exceptional care to our clients and dynamically align business processes to deliver what clients care about most. Our people-driven strategy demands that we attract, develop and retain a highly competent team while aligning compensation with business results.

Within this context, the three major objectives for our executive compensation program are:

•                  Alignment: Link executive compensation with increases in stockholder value and align stockholder and executive interests by requiring meaningful executive stock ownership levels.

•                  Motivation: Motivate executives to be accountable for achievement of our strategic and financial objectives.

•                  Retention and Attraction: Retain and attract senior executives, as well as other management personnel.

To achieve these objectives, we have structured a compensation and benefit programs that provide our named executive officers with the following:

•                  Salary levels and merit salary increases that reflect position responsibilities, competitive market rates, strategic importance of the position and individual performance.

•                  Annual cash incentive (i.e., bonus) payments that are based on Fox Chase Bancorp’s annual financial performance as defined by the Compensation Committee and approved by the Board and achievement of certain strategic non-financial performance objectives. The Compensation Committee has complete discretion over the payments of cash awards to all employees other than the Chief Executive Officer. The Board of Directors has complete discretion over the payment of cash awards to the Chief Executive Officer.

•                  Long-term equity-based incentives that reward outstanding performance with incentives that focus our management team on creating stockholder value over the long term. By increasing the equity holdings of our named executive officers, we provide them with a continuing stake in our long-term success.

•                  Benefit programs that provide our executives with access to health and welfare benefits. In addition, our named executive officers are eligible to participate in our 401(k) plan and employee stock ownership plan. Our benefit programs are designed to be competitive with our peers.

•                  Employment agreements that assure stability in management and provide market-based competitive change in control protection in a consolidating industry.

The various elements of the total compensation package for our named executive officers are designed to achieve different specific purposes, which are complementary, including: motivating appropriate behavior; rewarding different aspects of corporate or individual performance; and attracting and retaining the talent needed to successfully lead Fox Chase Bancorp and maximize stockholder value.

Our executive compensation philosophy is implemented through compensation programs based on the following guiding principles:

•                  Pay for Performance: The following key elements are ways we intend to link pay to performance:

•                  Emphasis on Motivation: Pay is used to motivate management to focus on key financial and strategic goals by providing pay for outstanding annual and long-term performance.

•                  Performance Management: Performance assessment criteria for each executive are clearly communicated each year and are consistent with areas of performance identified by the Board.

•                  Controllability: Financial performance measures that management has the ability to impact and influence are used in the annual incentive plan and the long-term incentive program.

•                  Differentiation: Pay is managed to ensure that compensation varies to reflect different levels of performance.

•                  Performance Measures and Measurement: Performance measurement is a critical component of our compensation philosophy. For annual incentive payments, financial and non-financial performance measures are used to vary pay for individual executives.

•                  Financial Measures: The Board establishes financial objectives through both longer-term strategic plans and annual profit plans.

•                  Individual Measures: Assessment versus pre-established individual performance expectations for:

•                  Financial and strategic non-financial goals and objectives to drive earnings growth, value creation and execution;

•                  Financial and operational controls that maintain prudent risk management practices; and

•                  Goals and objectives to promote the development of human capital, instill our core values and create a results-oriented environment.

•                  Competitive Framework: We compare our management compensation levels with the compensation paid to comparable executives for a selected peer group.

•                  Pay Positioning: The total compensation (base salary, annual incentive, long-term incentives) and benefits package for our named executive officers are positioned around median competitive levels, taking into account the relative responsibilities of our named executive officers. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

•                  Decision-Making Authority: Decision-making for our compensation program is shared among the Board, the Compensation Committee, the Chief Executive Officer and the Human Resources Director. The Board approves compensation for the Chief Executive Officer and the Compensation Committee approves compensation for senior executive officers, after reviewing recommendations provided by the Chief Executive Officer and the Human Resources Director.

•                  Communication: Full communication of our compensation philosophy, annual and long-term incentive program design and the goal-setting process is necessary to achieve program objectives. Full communication before and during defined performance periods will:

•                  Allow executives to understand how their performance will be evaluated and how their compensation will be determined;

•                  Demonstrate the alignment between compensation and strategic business initiatives and creating stockholder value; and

•                  Ensure accountability of all executives for individual and group performance.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the named executive officers is determined under programs reviewed and approved by the Compensation Committee and reported to the Board of Directors. The Compensation Committee approves all executive officer salary adjustments and annual and long-term incentive awards. With respect to the Chief Executive Officer’s annual performance review, the Compensation Committee approves salary levels and annual and long-term incentive awards, which are then ratified by the Board. The Compensation Committee also oversees Fox Chase Bancorp’s employee benefit plans and assesses executive performance results in determining awards under any other annual and long-term incentive plan. Additionally, the Compensation Committee approves executive employment or severance agreements, except for the Chief Executive Officer, whose agreement is approved by the Board. Finally, the Compensation Committee reviews compensation arrangements for the independent directors and makes recommendations to the full Board of Directors, as appropriate.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee reviews the Charter annually and reports any changes to the Board of Directors.  The Nominating and Governance Committee reviews these changes as well to ensure that the scope of the Charter is consistent with the Compensation Committee’s role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Outside Consultants

In developing and monitoring our compensation programs in 2011, the Compensation Committee engaged Pearl Meyer & Partners, a national compensation consulting firm. Pearl Meyer & Partners assisted the Compensation Committee in establishing the 2011 Executive Incentive Compensation Plan and provided the Committee with a competitive assessment on overall executive and senior management compensation, as well as total director compensation including but not limited to the development of a long term equity-based incentive program and a review of our merit and base pay structure.

Role of Management

Our Chief Executive Officer and Human Resources Director, develop recommendations regarding the appropriate mix and level of compensation for our management team and then review such recommendations with the Compensation Committee. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. The Chief Executive Officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Our Peer Group

Our peer group consists of the following institutions, which are all publicly traded commercial banks or thrift institutions with assets ranging between $500 million and $2.5 billion.  Generally, the financial institutions have headquarters located in Pennsylvania, New Jersey and Delaware within 50 miles of our company headquarters.

Bancorp, Inc.	OceanFirst Financial Corp.
Bryn Mawr Bank Corporation	Parke Bancorp, Inc.
Cape Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Center Bancorp, Inc.	Republic First Bancorp, Inc.
ESSA Bancorp, Inc.	Royal Bancshares of Pennsylvania, Inc.
1st Constitution Bancorp	Roma Financial Corporation (MHC)
Harleysville Savings Financial Corporation	TF Financial Corporation
Kearny Financial Corp, (MHC)	Univest Corporation of Pennsylvania
Malvern Federal Bancorp, Inc. (MHC)	Unity Bancorp, Inc.
Northfield Bancorp, Inc. (MHC)	VIST Financial Corp.

Base Salaries

In general, we target base salaries around the median competitive level relative to comparable positions in our peer group taking into account the comparative responsibilities, internal pay equity and performance of the executive officers involved. Where the responsibilities of executive positions at Fox Chase Bancorp are different from those typically found among other banks, or where executives are new to their responsibilities or play a particularly critical role at Fox Chase Bancorp, base salaries may be targeted above or below median competitive levels. Peer group survey data prepared by Pearl Meyer & Partners is used to assist the Compensation Committee in evaluating base salaries for our named executive officers.  See “—Our Peer Group” for information on peer institutions and “—Outside Consultants” for information on survey materials prepared by Pearl Meyer & Partners.

2011 Executive Incentive Compensation Plan

We maintain the Executive Incentive Compensation Plan (the “EICP”) to reward participants with cash incentives upon the attainment of specific financial goals and individual performance goals as established each plan year by the Compensation Committee. Under the EICP, each participant has a target incentive opportunity based on competitive market practice for his role (see chart below for the 2011 cash incentive opportunities). Each incentive opportunity reflects a percentage of base salary and is determined on a basis that is consistent with competitive market practices. Actual awards may range from 0% of target (not achieving minimal performance) to 150% of target (for exceptional performance). Incentives for all participants are generally based on a combination of the performance of Fox Chase Bancorp and individual performance (collectively the “Performance Measures”).

The cash incentive opportunities noted below are shown as a percentage of base salary. See “Summary Compensation Table” for the 2011 base salaries and the actual 2011 payouts under the EICP.

	2011 EICP Incentive Opportunities
Role	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (1) (150% of Target)
Chief Executive Officer	0%	17.5%	35.0%	52.5%
Chief Operating Officer	0	17.5	35.0	52.5
Chief Financial Officer	0	15.0	30.0	45.0
Chief Lending Officer	0	15.0	30.0	45.0

(1)  To achieve stretch payouts, Fox Chase Bancorp must first achieve a predefined threshold level of net income.

Fox Chase Bancorp Performance Measures

To focus all EICP participants on our overall success, each participant’s performance is measured relative to their contribution to the achievement of the Performance Measures. Management monitors the progress of such performance measures on a quarterly basis and reviews the results with the Compensation Committee.

As noted in the chart below, the Long-Term Value of the performance measure is completely discretionary. The Compensation Committee looks at the following factors to evaluate this performance measure:

1.             Making sound and prudent financial/strategic choices about capital deployment.

2.             Hiring, developing and retaining a motivated and efficient staff.

3.             Building high quality earnings.

4.             Making good judgments about risk and pricing of products.

The weight given to the achievement of the various Performance Measures is noted below, however, the Compensation Committee can use its discretion to determine whether full weight or partial weight should be given for the specific performance measures.

Performance Measure	2011 Performance Goals Threshold/Target/Stretch	CEO	COO	CFO	CLO
Long-Term Value of Company	Committee discretion	30%	20%	20%	15%

Achieve Profit Plan Objectives		35%	20%	20%	25%
Core Net Income	$3.3m / $4.1m / $4.5m
Increase Core Non-Interest Income	greater than 8.7%
Increase Core Non-Interest Expense	less than 3.2%
Core ROA	0.38%
Core ROE	2.02%
Non-performing Loan to Loan Ratio	Performance relative to peers

Drive Efficiency		10%	15%	30%	—
Efficiency ratio	68.6%
Revenue/Full Time Equivalent	$199m
Expense/Full Time Equivalent	$157m
Net Interest Margin	2.81%

Achieve Targeted Deposit Growth		10%	10%	—	—
Average Core Deposits/Total	>45%

Achieve Targeted Loan/Fee Growth		15%	—	—	25%
Commercial Real Estate Average	$402mm
Loan Production (new commitments)	$176mm
Commercial Loans/Outstanding Growth Total Loan	$77mm
Fee Income	$880m
Individual Measures	See below	—	35%	30%	35%

Individual Performance Measures

In addition to the Performance Measures above, each EICP participant has subjective individual performance measures that reflect required contributions specific to their functional area. The Compensation Committee, in its sole discretion, determines whether a participant has achieved his individual performance measures for the 2011 fiscal year.

The 2011 Individual Performance Measures are as follows:

Role	Individual Performance Measures

Chief Executive Officer	None

Chief Operating Officer	Reduce non-performing loans, improve operating efficiencies, credit/asset quality

Chief Financial Officer	Maintain internal control environment, improve operating efficiencies

Chief Lending Officer	Maintain credit/asset quality, achieve cash management fee income objectives and achieve loan production goals

The following chart shows how each participant’s incentive opportunity is allocated based on the Compensation Committee’s evaluation of their contribution to the achievement of the Fox Chase Bancorp Performance Measures noted above and each participant’s individual performance measures. The Compensation Committee has full discretion in determining the weight given to a specific individual performance measure.

Position	Fox Chase Bancorp Performance Measures	Individual Performance Measures
Chief Executive Officer	100%	0%
Chief Operating Officer	65	35
Chief Financial Officer	70	30
Chief Lending Officer	65	35

Long-Term Equity-Based Incentives

We currently maintain the 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan. The Compensation Committee, with guidance provided by Pearl Meyers & Partners, developed a long-term incentive program that utilizes our equity incentive plans to align the interests of our named executive officers with our stockholders and focuses our executives on long-term sustained performance through the grant of annual equity awards.  The Compensation Committee determines grant dates and the stock option exercise prices after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to the executive’s benefit. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, we never time the release of material nonpublic information to affect the value of executive compensation. In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.  In accordance with the equity incentive plans, options are granted at an exercise price equal to the closing price of our common stock on the Nasdaq Stock Market on the date of grant.

The terms and conditions of each equity award granted to our named executive officers in 2011 are determined in accordance with the applicable provisions of our 2011 Equity Incentive Plan.  The Compensation Committee has structured our current equity program to include the grant of non-statutory stock options, performance shares and restricted shares.  In 2011, all of our named executive officers received a non-statutory stock option grant and a restricted stock award that vest ratably over a five-year period.  In addition, our named executive officers received a performance award that vests as follows: 50% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary date of the grant, in each case subject to the achievement of certain performance metrics.  If such performance metrics have not been satisfied as of such dates, the awards will be forfeited.  See “Executive Compensation — Grants of Plan Based Awards” for specific information on equity awards made to our named executive officers in 2011.

Employment Agreements

We currently maintain an employment agreement with each of our named executive officers.  The agreements provide for a three-year term and may be renewed annually in connection with each executive’s performance review for an additional year so that the term remains fixed at three years.  Our decision to extend the term of an agreement with a named executive officer is discretionary and reflects our evaluation of the executive’s role in the Company and his overall performance.  Our agreements with our named executive officers assist us in attracting and retaining top talent and reflect best practices, such as the modification of a single trigger payout in the event of a change in control to a double trigger payout.  The employment agreements outline the terms and conditions of each executive’s employment, and provide certain financial protection in the event of a change in control. The Board of Directors amended and restated the employment agreements in November 2011.  See “Executive Compensation—Employment Agreements” for additional information on these arrangements.

Executive Perquisites

Fox Chase Bancorp does not provide named executive officers with any perquisites.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Fox Chase Bancorp and its subsidiaries. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Guidelines

We maintain stock ownership guidelines for the named executive officers and members of our Board of Directors. The guidelines state that each non-employee member of the Board of Directors must obtain ownership levels in Fox Chase Bancorp equal to three times their annual retainer. Our Chief Executive Officer is required to acquire stock ownership levels equal to four times his base salary. The remaining named executive officers must acquire stock ownership levels of two times their base salaries. These guidelines were approved in 2007 and all executives must achieve the necessary levels of stock ownership by December 31, 2012 or within five years of their date of hire. If ownership levels are not achieved, the Compensation Committee may elect to divert future cash compensation to some form of equity-based compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to Fox Chase Bancorp’s principal executive officer, principal financial officer and three other most highly compensated executives. These five officers are referred to as the “named executive officers” in this document.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thomas M. Petro	2011	$342,621	$102,911	$82,388	$117,000	$27,957	$672,877
President and Chief Executive Officer	2010	327,815	—	—	120,000	22,757	470,572
	2009	323,707	—	27,007	30,274	13,574	394,562

Jerry D. Holbrook	2011	235,934	60,067	48,091	85,000	32,040	461,132
Executive Vice President and Chief Operating Officer	2010	223,877	—	—	77,500	25,379	326,756
	2009	224,316	—	20,255	18,793	15,225	278,589

Roger S. Deacon	2011	184,999	42,894	34,351	67,000	31,140	360,384
Executive Vice President and Chief Financial Officer	2010	174,937	—	—	65,500	21,005	261,442
	2009	177,514	50,103	46,545	16,795	12,837	303,794

Keiron G. Lynch	2011	173,789	15,958	12,787	35,000	27,093	264,627
Executive Vice President and Chief Payments Officer	2010	171,810	—	—	39,750	20,169	231,729
	2009	178,418	—	14,469	12,295	12,904	218,086

Michael S. Fitzgerald (5)	2011	179,241	117,978	13,226	61,000	27,683	399,128
Executive Vice President and Chief Lending Officer	2010	175,000	75,812	—	40,250	19,826	310,888
	2009	94,230	73,770	—	5,972	5,738	179,710

(1)    These amounts reflect the aggregate grant date fair value for outstanding restricted stock awards and performance awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The amounts were calculated assuming that all performance conditions have been satisfied and based on Fox Chase Bancorp’s stock price as of the date of grant, which was $12.39 for the grants in 2011 (except for $12.94 for 7,840 shares of restricted stock granted to Mr. Fitzgerald on March 1, 2011), $8.79 and $11.42 for Mr. Deacon for grants in 2009 and 2008, respectively, and $9.67 and $10.06 for Mr. Fitzgerald for grants in 2010 and 2009, respectively. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)    These amounts reflect the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718, based on a value of $3.38 per option.  For information on the assumptions used to compute the fair value, see note 9 to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized by an executive officer may not be at or near the value estimated above.

(3)    Represents payments made pursuant to Fox Chase Bank’s Executive Incentive Compensation Plan. Awards earned during 2011 were paid in March 2012.

(4)    Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. Petro	Mr. Holbrook	Mr. Deacon	Mr. Lynch	Mr. Fitzgerald
Market value of ESOP contributions	$27,140	$27,140	$27,140	$23,635	$24,300
Employer contributions to 401(k) plan	817	4,900	4,000	3,458	3,383

(5)    Mr. Fitzgerald was employed by Fox Chase Bancorp and Fox Chase Bank as Executive Vice President and Chief Lending Officer on June 15, 2009. Accordingly, no compensation information is available before that date.

Employment Agreements

Fox Chase Bancorp and Fox Chase Bank maintain an employment agreement with each of Thomas M. Petro, Jerry D. Holbrook, Roger S. Deacon, Keiron G. Lynch and Michael S. Fitzgerald. The employment agreements each have an initial term of three years and may be renewed by the Board of Directors following a review of the executive’s performance for an additional year so that the remaining term will be three years.  The Board of Directors has approved an extension of each executive’s employment agreement through October 1, 2014.  The employment agreements provide for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. Upon termination of the executive’s employment for reasons other than cause or a change in control, the executive must adhere to a one year non-competition restriction.

See “—Potential Post-Termination Benefits” for a discussion of the benefits and payments each executive may receive under his employment agreement upon his termination of employment.

Grants of Plan-Based Awards

The following table provides information concerning our grants of plan-based awards for the named executive officers during 2011 under the Fox Chase Bank Executive Incentive Compensation Plan and the Fox Chase Bancorp, Inc. 2011 Equity Incentive Plan.

									Grant Date
					Number of		Number of	Exercise or	Fair Value
		Estimated Possible Payouts			Shares of		Securities	Base Price	of Stock
		Under Non-Equity Incentive Plan Awards (1)			Stock or		Underlying	of Option	and Option
Name	Grant Date	Threshold	Target	Maximum	Units		Options (2)	Awards	Awards (3)

Thomas M. Petro	—	60,375	120,750	181,125	—		—	$—	$—
	8/22/2011	—	—	—	—		24,375	12.39	82,388
	8/22/2011	—	—	—	4,153	(4)	—	—	51,456
	8/22/2011	—	—	—	4,153	(5)	—	—	51,456

Jerry D. Holbrook	—	41,650	83,300	124,950	—		—	—	—
	8/22/2011	—	—	—	—		14,228	12.39	48,091
	8/22/2011	—	—	—	2,424	(4)	—	—	30,033
	8/22/2011	—	—	—	2,424	(5)	—	—	30,033

Roger S. Deacon	—	28,050	56,100	84,150	—		—	—	—
	8/22/2011	—	—	—	—		10,163	12.39	34,351
	8/22/2011	—	—	—	1,731	(4)	—	—	21,447
	8/22/2011	—	—	—	1,731	(5)	—	—	21,447

Keiron G. Lynch	8/22/2011	—	—	—	—		3,783	12.39	12,787
	8/22/2011	—	—	—	644	(4)	—	—	7,979
	8/22/2011	—	—	—	644	(5)	—	—	7,979

Michael S. Fitzgerald	—	27,000	54,000	81,000	—		—	—	—
	3/2/2011	—	—	—	7,840	(4)	—	—	101,450
	8/22/2011	—	—	—	—		3,913	12.39	13,226
	8/22/2011	—	—	—	667	(4)	—	—	8,264
	8/22/2011	—	—	—	667	(5)	—	—	8,264

(1)           These columns show the possible payouts for each named executive officer (except for Mr. Lynch, who did not participate in the plan) under Fox Chase Bank’s Executive Incentive Compensation Plan. See “Summary Compensation Table” for actual non-equity incentive plan awards earned in 2011.

(2)           Vest in five equal annual installments beginning on the first anniversary of the date of grant.

(footnotes continue on next page)

(3)           Sets forth the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The grant date fair value of all stock awards is equal to the number of awards multiplied by $12.39, the closing price for Fox Chase Bancorp’s common stock on the date of grant and $12.94 for the grant of restricted stock to Mr. Fitzgerald on March 1, 2011.  With respect to the performance awards, the calculations assume that all performance conditions have been satisfied.  Also reflects the aggregate grant date fair value for stock options in accordance with FASB ASC Topic 718.  The amounts were based on a fair value for each option of $3.38 using the Black-Scholes option pricing model.

(4)           Vest in five equal annual installments beginning on the first anniversary of the date of grant.

(5)           Vests as follows:  50% on the third anniversary of the date of grant; and 25% on each of the fourth and fifth anniversaries of the date of grant, in each case subject to the achievement of certain performance metrics.  If such performance metrics have not been satisfied, such award shares will be forfeited.

2011 Equity Incentive Plan.  Fox Chase Bancorp maintains the 2011 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in the Company.  The plan is administered by the Compensation Committee of the Board of Directors of Fox Chase Bancorp.  The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to employees and directors of Fox Chase Bank and Fox Chase Bancorp.  Additional information on the Fox Chase Bancorp equity award program is set forth in the”Compensation Discussion and Analysis” section of this proxy statement.

2011 Executive Incentive Compensation Plan.  The Fox Chase Bank 2011 Executive Incentive Compensation Plan is designed to recognize and reward executives with cash incentives for their individual and collective contributions to the success of the Fox Chase Bank.  See “Compensation Discussion and Analysis—2011 Executive Incentive Compensation Plan” for detailed information on the plan and the Company and individual performance measures used by the Compensation Committee to determine payouts under the plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Restricted Shares or Units of Stock That Have Not Vested (1)	Market Value of Restricted Shares or Units of Stock That Have Not Vested (2)
Thomas M. Petro	111,197	27,799	$11.58	08/31/2017	18,784	$237,242
	4,834	7,248	8.22	02/27/2019	—	—
	—	24,375	12.39	08/22/2021	—	—
Jerry D. Holbrook	64,152	16,038	11.58	08/31/2017	11,691	147,657
	3,626	5,436	8.22	02/27/2019	—	—
	—	14,228	12.39	08/22/2021	—	—
Roger S. Deacon	9,410	2,352	11.58	08/31/2017	10,775	136,088
	7,058	4,704	10.68	03/03/2018	—	—
	8,330	12,493	8.22	02/27/2019	—	—
	—	10,163	12.39	08/22/2021	—	—
Keiron G. Lynch	27,372	6,843	11.58	08/31/2017	4,281	54,069
	2,590	3,883	8.22	02/27/2019	—	—
	—	3,783	12.39	08/22/2021	—	—
Michael S. Fitzgerald	—	3,913	12.39	08/22/2021	20,150	254,495

(1)           Represents awards that vest in five equal annual installments beginning one year from the date of grant but have not yet vested.

(2)           Based upon Fox Chase Bancorp’s closing stock price of $12.63 on December 30, 2011.

Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2011.  No stock options were exercised during 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Petro	10,478	$135,271	(1)
Jerry D. Holbrook	6,843	88,343	(1)
Roger S. Deacon	1,219	15,737	(1)
	1,219	15,810	(2)
	1,219	15,615	(3)
Keiron G. Lynch	2,994	38,653	(1)
Michael S. Fitzgerald	1,568	21,701	(4)
	1,568	20,556	(5)

(1)   Based upon Fox Chase Bancorp’s closing stock price of $12.91 on August 31, 2011.

(2)   Based upon Fox Chase Bancorp’s closing stock price of $12.97 on March 3, 2011.

(3)   Based upon Fox Chase Bancorp’s closing stock price of $12.81 on February 25, 2011.

(4)   Based upon Fox Chase Bancorp’s closing stock price of $13.84 on June 15, 2011.

(5)   Based upon Fox Chase Bancorp’s closing stock price of $13.11 on August 2, 2011.

Nonqualified Deferred Compensation

The following table provides information with respect to the 2011 accrued balances for each of the named executive officers who participate in the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan. Messrs. Deacon and Fitzgerald do not participate in the plan. No employer contributions or employee distributions were made during 2011.

Aggregate Balance at Last Fiscal Year End
Thomas M. Petro	$210,999
Jerry D. Holbrook	158,249
Keiron G. Lynch	79,034

Fox Chase Bank maintains the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan, which was designed to retain and attract key officers who contribute to the financial and business success of Fox Chase Bank. This plan was replaced by the 2007 Equity Incentive Plan after Fox Chase Bancorp went public in 2006. Accordingly, no further awards have been granted. All of the awards are fully vested and will be distributed upon separation from service or, if elected by an executive, upon a change in control.

Potential Post-Termination Payments

Payments Made Upon Termination for Cause. If any of the named executive officers is terminated for cause, he will receive his base salary through the date of termination and may retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which those benefits are provided.  Notwithstanding the foregoing, if an executive is terminated for cause (as defined under Section 409A of the Internal Revenue Code) before a change in control, he will forfeit all vested and unvested benefits under the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan.

Payments Made Upon an Event of Termination. The employment agreements define an “Event of Termination” as termination by Fox Chase Bank or Fox Chase Bancorp of an executive’s employment for reasons other than for cause or a change in control, or an executive’s voluntary resignation from Fox Chase Bank or Fox Chase Bancorp after specified circumstances set forth in the agreements that would constitute constructive termination. Upon the occurrence of an Event of Termination, the employment agreements provide that the executive or, if he dies, his beneficiary, would be entitled to receive his base salary and health and life insurance coverage for the remaining term of this agreement. In addition, the executive would be entitled to receive, for the remaining term of the agreement, all benefits he would have received during the remaining term of the agreement under any retirement program (tax-qualified or non-qualified) in which the executive participated before his termination of employment.  In addition, an executive would be entitled to a distribution of his vested benefits under the Fox Chase Bank Amended and Restated Long-Term Incentive Plan.  All unvested equity awards are forfeited upon an Event of Termination.

Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s monthly rate of base salary as of his termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) death; (3) attainment of age 65; or (4) expiration of the term of the agreement. In addition, during any period of an executive’s disability, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his disability as if he were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by Fox Chase Bank.

Under the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan, unvested benefits will vest if an executive terminates employment due to a disability and the executive would be entitled to a lump sum distribution following his separation from service.

Upon an executive’s termination due to disability, outstanding stock options granted pursuant to the 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration of the stock options. Restricted stock awards granted under either plan also vest upon the executive’s termination of employment due to disability.

Payments Made Upon Death. Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death. The agreements also provide that Fox Chase Bank will continue to provide the executive’s dependents with the medical insurance benefits existing on the date of the executive’s death for a period of six months.

Under the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan, unvested benefits will vest upon an executive’s death and the executive’s beneficiary will be entitled to receive a lump sum distribution under the plan.

Upon an executive’s death, outstanding stock options granted pursuant to the 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date the executive dies or the expiration of the stock options. Restricted stock awards granted to the executives under either plan also vest upon the executive’s death.

Payments Made Upon a Change in Control. Following a change in control of Fox Chase Bank or Fox Chase Bancorp, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement, (2) three times the executive’s average base salary for the three taxable years preceding a change in control or (3) three times the executive’s base salary for the most recent taxable year (or portion of the taxable year). Fox Chase Bank would also continue to pay or provide for life, medical and dental coverage for the executive and his dependents for 36 months following his termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”). An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct the payment for federal tax purposes. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the Section 280G Limitation.

Upon a change in control, all unvested benefits under the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan vest.  The plan permits participants to elect to receive a distribution upon a change in control.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Fox Chase Bancorp common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Fox Chase Bancorp common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s Section 280G Limitation.

In the event of a change in control of Fox Chase Bancorp or Fox Chase Bank, outstanding stock options granted pursuant to the 2007 Equity Incentive Plan and the 2011 Equity Incentive Plan vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under either plan also vest upon a change in control. The value of the accelerated options and restricted stock grants count towards the executives’ Section 280G Limitations.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination following an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executives’ account balances in Fox Chase Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and restricted stock awards are based on the fair market value of Fox Chase Bancorp’s common stock on December 30, 2011, which was $12.63. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Fox Chase Bancorp.

The following table provides the amount of compensation payable to Mr. Petro for each of the situations listed below.

	Payments Due Upon
	Termination for Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$948,750		$632,503	(2)	$—	$—	$1,740,281
Bonuses	—	330,000		—		—	—	N/A
401(k) matching contribution and ESOP benefit	—	76,880	(3)	—		—	—	—
Health and welfare benefits	—	21,863		21,863	(4)	—	—	23,857	(5)
Income attributable to stock options	—	—		—		—	—	67,003	(6)
Income attributable to vesting of restricted stock	—	—		237,242		237,242	—	237,242
Income attributable to distribution under Long-Term Incentive Plan (7)	—	210,999		210,999		210,999	210,999	210,999

Total payment (8)	$—	$1,588,492		$1,102,607		$448,241	$210,999	$2,279,382

(1)           An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the failure to re-appoint the executive to his current office; (2) a material change to the executive’s functions or duties; (3) a material reduction in benefits; (4) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (5) breach of the executive’s employment agreement.

(2)           Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued through the remaining term of the agreement.  A portion of the amounts due may be offset by the Company’s disability insurance coverage.

(3)           Represents the value of the employee contributions the executive would have received under these plans for the remaining term of the agreement.

(4)           Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made through the term of the Agreement.

(5)           The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.

(6)           Assumes options fully vest and are cashed out in connection with a change in control. An executive is not required to terminate his employment to receive this benefit.

(7)           The Long-Term Incentive Plan provides that benefits are to be distributed in a lump sum upon separation of service for any reason other than cause. Participants may elect to receive a distribution upon a change in control.

(8)           The amounts shown above do not reflect that if, in the event payments to executive in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.  See “—Payments Made Upon a Change in Control” for additional information on the treatment of excess parachute payments.

The following table provides the amount of compensation payable to Mr. Holbrook for each of the situations listed below.

	Payments Due Upon
	Termination for Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$654,500		$436,333	(3)	$—	$—	$1,140,134
Bonuses	—	213,125		—		—	—	N/A
401(k) matching contribution and ESOP benefit	—	88,108	(3)	—		—	—	—
Health and welfare benefits	—	2,079		2,079	(4)	—	—	2,268	(5)
Income attributable to stock options	—	—		—		—	—	44,227	(6)
Income attributable to vesting of restricted stock	—	—		147,657		147,657	—	147,657
Income attributable to distribution under Long-Term Incentive Plan (7)	—	158,249		158,249		158,249	158,249	158,249

Total payment (8)	$—	$1,116,061		$744,318		$305,906	$158,249	$1,492,535

(1)           An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the failure to re-appoint the executive to his current office; (2) a material change to the executive’s functions or duties; (3) a material reduction in benefits; (4) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (5) breach of the executive’s employment agreement.

(2)           Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued through the remaining term of the Agreement. A portion of the amounts due may be offset by the Company’s disability insurance coverage.

(3)           Represents the value of the employer contributions the executive would have received under these plans for the remaining term of the agreement.

(4)           Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life insurance program assuming disability payments are made through the remaining term of the Agreement. Mr. Holbrook does not participate in the Bank’s health insurance plans.

(5)           The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.

(6)           Assumes options fully vest and are cashed out in connection with a change in control. An executive is not required to terminate his employment to receive this benefit.

(7)           The Long-Term Incentive Plan provides that benefits are to be distributed in a lump sum upon separation of service for any reason other than cause. Participants may elect to receive a distribution upon a change in control.

(8)           The amounts shown above do not reflect that if, in the event payments to executive in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.  See “—Payments Made Upon a Change in Control” for additional information on the treatment of excess parachute payments.

The following table provides the amount of compensation payable to Mr. Deacon for each of the situations listed below.

	Payments Due Upon
	Termination for Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$514,250		$342,833	(2)	$—	$—	$822,158
Bonuses	—	180,125		—		—	—	N/A
401(k) matching contribution and ESOP benefit	—	85,635	(3)	—		—	—	—
Health and welfare benefits	—	33,042		33,042	(4)	—	—	36,046	(5)
Income attributable to stock options	—	—		—		—	—	69,176	(6)
Income attributable to vesting of restricted stock	—	—		136,088		136,088	—	136,088

Total payment (7)	$—	$813,052		$511,963		$136,088	$—	$1,063,468

(1)           An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the failure to re-appoint the executive to his current office; (2) a material change to the executive’s functions or duties; (3) a material reduction in benefits; (4) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (5) breach of the executive’s employment agreement.

(2)           Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued through the remaining term of the Agreement. A portion of the amounts due may be offset by the Company’s disability insurance coverage.

(3)           Represents the value of employer contributions the executive would have received under those plans for the remaining term of the agreement.

(4)           Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made through the remaining term of the Agreement.

(5)           The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.

(6)           Assumes options fully vest and are cashed out in connection with a change in control. An executive is not required to terminate his employment to receive this benefit.

(7)           The amounts shown above do not reflect that if, in the event payments to executive in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.  See “—Payments Made Upon a Change in Control” for additional information on the treatment of excess parachute payments.

The following table provides the amount of compensation payable to Mr. Lynch for each of the situations listed below.

	Payments Due Upon
	Termination for Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$478,500		$319,000	(2)	$—	$—	$690,248
Bonuses	—	109,313		—		—	—	N/A
401(k) matching contribution and ESOP benefit	—	74,506	(3)	—		—	—	—
Health and welfare benefits	—	33,042		33,042	(4)	—	—	36,046	(5)
Income attributable to stock options	—	—		—		—	—	25,217	(6)
Income attributable to vesting of restricted stock	—	—		54,069		54,069	—	54,069
Income attributable to distribution under Long-Term Incentive Plan (7)	—	79,034		79,034		79,034	79,034	79,034

Total payment (8)	$—	$774,395		$485,145		$133,103	$79,034	$884,614

(1)           An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1)  the failure to re-appoint the executive to his current office; (2) a material change to the executive’s functions or duties; (3) a material reduction in benefits; (4) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (5) breach of the executive’s employment agreement.

(2)           Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued through the remaining term of the Agreement.  A portion of the amounts due may be offset by the Company’s disability insurance coverage.

(3)           Represents the value of employer contributions the executive would have received under these plans for the remaining term of the agreement.

(4)           Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made through the remaining term of the Agreement.

(5)           The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.

(6)           Assumes options fully vest and are cashed out in connection with a change in control. An executive is not required to terminate his employment to receive this benefit.

(7)           The Long-Term Incentive Plan provides that benefits are to be distributed in a lump sum upon separation of service for any reason other than cause. Participants may elect to receive a distribution upon a change in control.

(8)           The amounts shown above do not reflect that if, in the event payments to executive in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.  See “—Payments Made Upon a Change in Control” for additional information on the treatment of excess parachute payments.

The following table provides the amount of compensation payable to Mr. Fitzgerald for each of the situations listed below.

	Payments Due Upon
	Termination for Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$514,250		$342,833	(2)	$—	$—	$713,960
Bonuses	—	110,688		—		—	—	N/A
401(k) matching contribution and ESOP benefit	—	76,127	(3)	—		—	—	—
Health and welfare benefits	—	33,042		33,042	(4)	—	—	36,046	(5)
Income attributable to stock options	—	—		—		—	—	939	(6)
Income attributable to vesting of restricted stock	—	—		254,495		254,495	—	254,495

Total payment (7)	$—	$734,107		$630,370		$254,495	$—	$1,005,440

(1)          An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.

(2)          Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.  A portion of the amounts due may be offset by the Company’s disability insurance coverage.

(3)          Represents the value of employer contributions the executive would have received under these plans for the remaining term of the agreement.

(4)          Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made through the remaining term of the agreement.

(5)          The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.

(6)          Assumes options fully vest and are cashed out in connection with a change in control.  An executive is required to terminate his employment to receive this benefit.

(6)          The amounts shown above do not reflect that if, in the event payments to executive in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.  See “—Payments Made Upon a Change in Control” for additional information on the treatment of excess parachute payments.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during 2011.

Policies and Procedures Governing Related Persons Transactions

We maintain a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•                                          the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•                                          the Company is, will or may be expected to be a participant; and

•                                          any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•                                          any compensation paid to an executive officer of the Company if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•                                          any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•                                          any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee.  In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•                                          whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•                                          the size of the transaction and the amount of consideration payable to the related person;

•                                          the nature of the interest of the related person;

•                                          whether the transaction may involve a conflict of interest; and

•                                          whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Audit Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of

Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 22, 2012.  If next year’s annual meeting is held on a date more than 30 calendar days from May 24, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of its intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Fox Chase Bancorp, Inc., 4390 Davisville Road, Hatboro, Pennsylvania 19040.  Communications to the Board of Directors should be in the care of Jerry D. Holbrook, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Richard M. Eisenstaedt, the Chair of the Nominating and Governance Committee.  It is in the discretion of the Nominating and Governance Committee whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

YOUR VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 24, 2012. This proxy statement and the accompanying proxy card and annual report to stockholders are available for viewing and printing on the Internet at http://www.cfpproxy.com/6852. You can vote in one of three ways: 1. Call toll free 1-877-265-3893 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/fxcb and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY FOX CHASE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 24, 2012 9:00 a.m., local time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of Fox Chase Bancorp, Inc. (the “Company”), consisting of Todd S. Benning and Richard M. Eisenstaedt, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Fox Chase Bancorp, Inc. that the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 24, 2012 at 9:00 a.m., local time, at Fox Chase Bank, 510 East Township Line Road, Suite 200, Blue Bell, Pennsylvania 19422 and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ON THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. Á Á (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE FOX CHASE BANCORP, INC. — ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2012 6852

PLEASE MARK VOTES AS IN THIS EXAMPLE X IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW S Your vote is important! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. Via the Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, May 24, 2012. It is not necessary to return your proxy card if you are voting by telephone or via the internet. Á Á FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., Eastern time, May 24, 2012: 1-877-265-3893 Vote by Internet Anytime prior to 3 a.m., Eastern time, May 24, 2012 go to http://www.rtcoproxy.com/fxcb Please note that the last vote received, whether by telephone, internet or mail, will be the vote counted. REVOCABLE PROXY FOX CHASE BANCORP, INC. Annual Meeting of Stockholders MAY 24, 2012 With- For All For hold Except INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Fox Chase Bancorp, Inc. for the year ending December 31, 2012. 3. An advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ABOVE. Mark here if you plan to attend the meeting Mark here for address change and note change For Against Abstain 1. The election as director of the nominees listed below (except as marked to the contrary below). (01) Roger H. Ballou (02) Richard E. Bauer Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign. For Against Abstain

Dear 401(k) Plan Participant: On behalf of the Board of Directors of Fox Chase Bancorp, Inc., I am forwarding you the attached GREEN vote authorization form to convey your voting instructions to Pentegra Trust Company, as trustee (the “Trustee”) of the Fox Chase Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”), on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp to be held on May 24, 2012. Also enclosed is a proxy statement for the Annual Meeting of Stockholders of Fox Chase Bancorp. As a holder of Fox Chase Bancorp common stock through the Fox Chase Bancorp Stock Fund in the 401(k) Plan, you are entitled to direct the Trustee how to vote the shares of common stock credited to your account as of April 6, 2012, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 15, 2012, the Trustee will vote your shares in the same proportion as shares for which the Trustee received instructions from other 401(k) Plan participants. Please complete, sign and return the enclosed GREEN vote authorization form in the postage paid envelope included with this letter. Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp or Fox Chase Bank. If you participate in several employer-sponsored stock-based benefit plans you will receive multiple vote authorization forms. Please submit all of the vote authorization forms you receive. Sincerely, Thomas M. Petro President and Chief Executive Officer

401(k) PLAN VOTE AUTHORIZATION FORM FOX CHASE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 24, 2012 _______________________________ I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Fox Chase Bancorp, Inc. (the “Company”) common stock under the Fox Chase Bank 401(k) Profit Sharing Plan and Trust (the “Plan”). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2012. You are to vote my shares as follows: 1. The election as directors of all nominees listed (except as marked to the contrary below). Roger H. Ballou Richard E. Bauer FOR VOTE WITHHELD FOR ALL EXCEPT . . . INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below. 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Fox Chase Bancorp, Inc. for the year ending December 31, 2012. FOR AGAINST ABSTAIN . . . 3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. FOR AGAINST ABSTAIN . . . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ABOVE. The Trustee is hereby authorized to vote all shares of Company common stock credited to my Plan account as indicated above. Date:_____________________________ __________________________________ Signature PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 15, 2012.

Dear ESOP Participant: On behalf of the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”), I am forwarding you the attached BLUE vote authorization form to convey your voting instructions to Pentegra Trust Company, as trustee (the “Trustee”) of the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”) on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp to be held on May 24, 2012. Also enclosed is a proxy statement for the Annual Meeting of Stockholders of Fox Chase Bancorp. As an ESOP participant you are entitled to vote all shares of Company common stock allocated to your account as of April 6, 2012, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 15, 2012. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in the same proportion as shares for which the Trustee receive instructions from other participants, subject to its fiduciary duties. Please complete, sign and return the enclosed BLUE vote authorization form in the postage paid envelope provided with this letter. Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp or Fox Chase Bank. If you participate in several employer-sponsored stock-based benefit plans you will receive multiple vote authorization forms. Please submit all of the vote authorization forms you receive. Sincerely, Thomas M. Petro President and Chief Executive Officer

ESOP VOTE AUTHORIZATION FORM FOX CHASE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 24, 2012 _______________________________ I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Fox Chase Bancorp, Inc. (the “Company”) common stock under the Fox Chase Bank Employee Stock Ownership Plan (the “Plan”). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2012. You are to vote my shares as follows: 1. The election as directors of all nominees listed (except as marked to the contrary below). Roger H. Ballou Richard E. Bauer FOR VOTE WITHHELD FOR ALL EXCEPT . . . INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below. 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Fox Chase Bancorp, Inc. for the year ending December 31, 2012. FOR AGAINST ABSTAIN . . . 3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. FOR AGAINST ABSTAIN . . . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ABOVE. The Trustee is hereby authorized to vote all shares of Company common stock allocated to my Plan account as indicated above. Date:_____________________________ __________________________________ Signature PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 15, 2012.

Dear Equity Incentive Plan Participant: On behalf of the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”), I am forwarding you the attached YELLOW vote authorization form to convey your voting instructions to Pentegra Trust Company, as trustee (the “Trustee”) of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Equity Plan”) and the Fox Chase Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Plan”), on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp to be held on May 24, 2012. Also enclosed is a proxy statement for the Annual Meeting of Stockholders of Fox Chase Bancorp. As a participant in the 2007 Equity Plan and/or the 2011 Equity Plan, you are entitled to vote all unvested shares of Company common stock awarded to you under the 2007 Equity Plan and/or the 2011 Equity Plan as of April 6, 2012, the record date for the Annual Meeting. All unvested shares of Company common stock awarded to participants will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 15, 2012. If you do not direct the Trustee how to vote your unvested shares of Company common stock, the Company will direct the Trustee how to vote the shares. Please complete, sign and return the enclosed YELLOW vote authorization form in the postage paid envelope provided with this letter. Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp or Fox Chase Bank. If you participate in several employer-sponsored stock-based benefit plans you will receive multiple vote authorization forms. Please submit all of the vote authorization forms you receive. Sincerely, Thomas M. Petro President and Chief Executive Officer

EQUITY INCENTIVE PLANS VOTE AUTHORIZATION FORM FOX CHASE BANCORP, INC. ANNUAL MEETING OF STOCKOLDERS May 24, 2012 _______________________________ I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Fox Chase Bancorp, Inc. (the “Company”) common stock under the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Equity Plan”) and the Fox Chase Bancorp, Inc. 2011 Equity Incentive Plan (the “2011 Equity Plan”). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2012 You are to vote my shares as follows: 1. The election as directors of all nominees listed (except as marked to the contrary below). Roger H. Ballou Richard E. Bauer FOR VOTE WITHHELD FOR ALL EXCEPT . . . INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below. 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Fox Chase Bancorp, Inc. for the year ending December 31, 2012. FOR AGAINST ABSTAIN . . . 3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. FOR AGAINST ABSTAIN . . . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ABOVE. The Trustee is hereby authorized to vote all unvested shares of Company common stock awarded to me under the 2007 Equity Plan and/or the 2011 Equity Plan as indicated above. Date:_____________________________ __________________________________ Signature PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 15, 2012.

Dear Executive Long-Term Incentive Plan Participant: On behalf of the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”), I am forwarding you the attached RED vote authorization form to convey your voting instructions to Pentegra Trust Company, as trustee (the “Trustee”) of the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan (the “Plan”), on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp to be held on May 24, 2012. Also enclosed is a proxy statement for the Annual Meeting of Stockholders of Fox Chase Bancorp. As a Plan participant, you are entitled to vote all shares of Company common stock credited to your account as of April 6, 2012, the record date for the Annual Meeting. All shares of Company common stock held in the Plan trust will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 15, 2012. If you do not direct the Trustee how to vote the shares of Company common stock credited to your Plan account, the Trustee will vote your shares as directed by the Company. Please complete, sign and return the enclosed RED vote authorization form in the postage paid envelope provided by with this letter. Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp or Fox Chase Bank. If you participate in several employer-sponsored stock-based benefit plans you will receive multiple vote authorization forms. Please submit all of the vote authorization forms you receive. Sincerely, Thomas M. Petro President and Chief Executive Officer

EXECUTIVE LONG-TERM INCENTIVE PLAN VOTE AUTHORIZATION FORM FOX CHASE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 24, 2012 _______________________________ I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Fox Chase Bancorp, Inc. (the “Company”) common stock under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan (the “Plan”). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 24, 2012. You are to vote my shares as follows: 1. The election as directors of all nominees listed (except as marked to the contrary below). Roger H. Ballou Richard E. Bauer FOR VOTE WITHHELD FOR ALL EXCEPT . . . INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below. 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Fox Chase Bancorp, Inc. for the year ending December 31, 2012. FOR AGAINST ABSTAIN . . . 3. The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. FOR AGAINST ABSTAIN . . . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND THE PROPOSALS SET FORTH ABOVE. The Trustee is hereby authorized to vote all shares of Company common stock credited to my Plan account as indicated above. Date:_____________________________ __________________________________ Signature PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTE AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 15, 2012.